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                                                                    EXHIBIT 23.b

                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]



                                 August 8, 1996



Enron Oil & Gas Company
1400 Smith Street
Houston, Texas 77002

Gentlemen:

        In connection with Enron Oil & Gas Company's (the Company) Registration Statement on Form S-3 registering the sale of Common Stock and Debt Securities of the Company to be filed with the Securities and Exchange Commission on or about August 9, 1996, we hereby consent to the incorporation by reference in said Registration Statement of the references to our firm and to our opinions delivered to the Company regarding our comparison of estimates prepared by us to those furnished to us by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company expressed in our letter reports dated January 27, 1994, January 13, 1995, and January 22, 1996, for estimates as of January 1, 1994, January 1, 1995, and December 31, 1995, respectively, which are included in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us in the section "Experts" in the Prospectus that is a part of the Registration Statement.


                                            Very truly yours,

                                            /s/ DEGOLYER AND MACNAUGHTON

                                            DeGOLYER and MacNAUGHTON